SUBSIDIARIES OF THE REGISTRANT


Name                                              Jurisdiction of Incorporation


Investors Trust Company                                     Pennsylvania

National Penn Bank                                 United States of America

   Penn Securities, Inc.                                    Pennsylvania

   Link Financial Services, Inc.                            Pennsylvania

   Penn 1st Financial Services, Inc.                        Pennsylvania

            RBO Funding, Inc.                               Virginia

   1874 Financial Corp.                                     Pennsylvania

   NPB Delaware, Inc.                                       Delaware

   National Penn Consulting
     Services, Inc.                                         Pennsylvania

   Blue Rock Realty Corp. II                                Pennsylvania

   Blue Rock Realty Corp. III                               Pennsylvania

   Blue Rock Realty Corp. IV                                Pennsylvania

National Penn Investment Company                            Delaware

National Penn Life Insurance Company                        Arizona

Panasia Bank, N.A.                                 United States of America

   Panasia Investment Company                               New Jersey